Registration No. 333-

As filed with the Securities and Exchange Commission on September 19, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement
under
The Securities Act of 1933

SNDL INC.

(Exact name of registrant as specified in its charter)

Province of Alberta (State or other jurisdiction of incorporation or organization)	2833 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

#300, 919 – 11 Avenue SW

Calgary, AB T2R 1P3

(403) 948-5227

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SUNDIAL GROWERS INC. RESTRICTED AND PERFORMANCE SHARE UNIT PLAN JULY 29, 2019

(Full title of the plans)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036-8401

Telephone: +1 800 927 9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 🗷	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SNDL Inc. (the “Registrant”) is filing this registration statement on Form S-8 pursuant to and in accordance with General Instruction E of Form S-8 to register 180,000 additional Common Shares, no par value per share (the “Common Stock”), for issuance under the Sundial Growers Inc. Restricted and Performance Share Unit Plan July 29, 2019 (the “Plan”). Such number of Common Shares gives effect to the Registrant’s 10-for-1 share consolidation that became effective on July 25, 2022 (the “Share Consolidation”). The Registrant first registered the offer and sale of 8,939,255 shares of the Common Stock (on a pre-Share Consolidation basis, 893,926 shares of Common Stock on a post-Share Consolidation basis) in connection with the Plan on its registration statement on Form S-8 (File No. 333-233156) filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2019, subsequently amended by post-effective amendment on the Form S-8 on September 19, 2022 (the “First Prior Registration Statement”). The Registrant registered 21,118,760 additional shares of Common Stock (on a pre-Share Consolidation basis, 2,111,876 shares of Common Stock on a post-Share Consolidation basis) in connection with the Plan on its registration statement on Form S-8 (File No. 333-262233) filed with the Commission on January 19, 2022, subsequently amended by post-effective amendment on the Form S-8 on September 19, 2022 (together with the First Prior Registration Statement, the “Prior Registration Statements”).

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements filed on August 8, 2019 and January 19, 2022, each as amended on September 19, 2022, are hereby incorporated by reference. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	The Registrant’s Articles of Incorporation, as currently in effect (incorporated by reference to exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 8, 2019 (Commission File No. 333-233156))

4.2	The Registrant’s bylaws, as currently in effect (incorporated by reference to exhibit 3.2 to the Registrant’s registration statement on Form F-1/A, filed with the Commission on July 30, 2019 (File No. 333-232573))

4.3	Sundial Growers Inc. Restricted and Performance Share Unit Plan July 29, 2019 (incorporated by reference to Exhibit 4.2 to Registrant’s registration Statement on Form S-8, filed with the Commission on August 8, 2019 (Commission File No. 333-233156))

5.1*	Opinion of McCarthy Tétrault LLP, with respect to the legality of the securities being registered

23.1*	Consent of McCarthy Tétrault LLP (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of KPMG LLP, independent registered public accounting firm

23.3*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1*	Power of Attorney (contained on the signature page hereto)

107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Canaan, State of Connecticut, on this 19th day of September, 2022.

SNDL INC.

By:	/s/ Zachary George
Name:	Zachary George
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zachary George and James Keough as his or her true and lawful attorney-in-fact and agent, upon the action of any such appointee, with full power of substitution and re-substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SNDL Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this registration statement on Form S-8 (“Registration Statement”) under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration Statement and any amendments to such Registration Statement (including post-effective amendments), to file the same with all exhibits thereto and other documents in connection therewith with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 19th day of September, 2022 by the following persons in the following capacities:

Signature	Title

/s/ Zachary George	Chief Executive Officer and Director (Principal Executive Officer)
Zachary George

/s/ James Keough	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James Keough

/s/ James Gregory Mills	Non-Executive Chairman and Director
James Gregory Mills

/s/ Gregory George Turnbull	Director
Gregory George Turnbull

/s/ Lori S. Ell	Director
Lori S. Ell

Director
Bryan Daniel Pinney

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on September 19, 2022.

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director Puglisi & Associates